UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022
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TRISTATE CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Commission file number: 001-35913
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Pennsylvania		20-4929029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

One Oxford Centre		(412)	304-0304
301 Grant Street, Suite 2700		(Registrant’s telephone number, including area code)
Pittsburgh,	Pennsylvania	15219
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TSC	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock	TSCAP	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock	TSCBP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At a Special Meeting of Shareholders of TriState Capital Holdings, Inc. (the “Company”) held on Monday, February 28, 2022, at 9:00 a.m. Eastern time (the “Special Meeting”), shareholders holding 29,214,584 shares of the Company’s common stock, no par value, were present, individually or by proxy, representing approximately 87% of the 33,581,303 shares of the Company’s common stock that were issued and outstanding as of January 20, 2022, the record date for the Special Meeting.
At the Special Meeting, a quorum was present and the Company’s shareholders approved the adoption of the Agreement and Plan of Merger, dated October 20, 2021 (the “Merger Agreement”), among Raymond James Financial, Inc. (“Raymond James”), Macaroon One LLC (“Merger Sub 1”), Macaroon Two LLC (“Merger Sub 2”) and the Company, which provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub 1 will merge with and into the Company, with the Company remaining as the surviving entity in such merger and a wholly owned subsidiary of Raymond James and, following such merger, the Company will merge with and into Merger Sub 2, with Merger Sub 2 remaining as the surviving entity in such merger and a wholly owned subsidiary of Raymond James (such mergers, collectively, the “Merger”), for consideration per share of the Company’s common stock of $6.00 in cash and 0.25 of a share of common stock, $0.01 par value per share, of Raymond James (the “Merger Proposal”). A proposal to adjourn the Special Meeting to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Merger Proposal (the “Adjournment Proposal”) had also been proposed to the Company’s shareholders, but no vote was taken with respect to such proposal since the Merger Proposal had been approved by the Company’s shareholders and the adjournment of the Special Meeting contemplated by the Adjournment Proposal was not deemed to be necessary or appropriate. The Merger Proposal and the Adjournment Proposal are described in further detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on Schedule 14A on January 25, 2022.
Votes cast at the Special Meeting were as follows:

	For	Against	Abstain	Broker Non-Votes
Merger Proposal	29,203,539	1,317	9,728	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRISTATE CAPITAL HOLDINGS, INC.

By	/s/ Brian S. Fetterolf
Brian S. Fetterolf
President and Chief Executive Officer

Date: February 28, 2022

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